UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 5, 2006

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	001-13122 (Commission File Number)	95-1142616 (I.R.S. Employer Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Item 8.01 Other Events.
     On July 5, 2006, Reliance Steel & Aluminum Co. (“Reliance”) and its wholly-owned subsidiary RSAC Management Corp. (“RSAC”), both California corporations, entered into a Stock Purchase Agreement with Yarde Metals, Inc., a Connecticut corporation (“Yarde Metals”), and its shareholders for the purchase by RSAC of all of the outstanding securities of Yarde Metals. Yarde Metals is a metals service center company that specializes in processing and distributing stainless steel and aluminum plate, rod and bar products from facilities in Southington, Connecticut; Pelham, New Jersey; East Hanover, New Jersey; Hauppauge, New York; High Point, North Carolina; Streetsboro, Ohio; and Limerick, Pennsylvania. Yarde Metals also has a sales office in Ft. Lauderdale, Florida. Yarde Metals’ net sales for the fiscal year ended June 30, 2006 were approximately $385 million. The purchase price and other terms and conditions of the proposed acquisition were determined by negotiations between the parties and are confidential. The completion of the acquisition is subject to Reliance’s successful completion of due diligence and regulatory approvals. Neither the shareholders of Yarde Metals nor any of its officers or directors is affiliated with Reliance.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

N/A

(b)	Pro Forma Financial Information.

N/A

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 11, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: July 11, 2006	By:	/s/ Karla Lewis
Karla Lewis
Executive Vice President and Chief Financial Officer

RELIANCE STEEL & ALUMINUM CO.
FORM 8-K
INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated July 11, 2005.